                              INRANGE TECHNOLOGIES

                                    EXECUTIVE

                         EVA INCENTIVE COMPENSATION PLAN





















                                                                 SEPTEMBER, 2000

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I.   PURPOSE

The objectives of the Inrange Technologies EVA Executive Incentive Compensation Plan are to link incentive awards for plan participants to the creation of investor wealth and to promote a culture of performance and ownership. Accordingly, the program rewards sustained improvements in investor value.


II.  ELIGIBILITY

Officers and key managers in both line and staff positions who have significant impact on the achievement of the Company's strategic objectives are eligible to participate in the Executive EVA Incentive Compensation Plan. Participation for a given plan year is based on the recommendation of the supervising officer or unit President and approval by the Chief Executive Officer and/or the Compensation Committee of the Board of Directors.

Upon approval by the Chief Executive Officer and/or the Compensation Committee, participation shall be offered to prospective participants in consideration for the prospective participant's agreement to sign a non-competition and confidentiality agreement. The terms of the non-competition and confidentiality agreement shall be on terms acceptable to the Company.


III. DEFINITIONS AND EVA INCENTIVE PLAN PARAMETERS

A. Economic Value Added (EVA):

Improvement in EVA provides the best operating measure of increases in shareholder wealth. EVA is an estimate of the company's economic profit after subtracting the cost of all capital (debt and equity) employed in the business. EVA is the difference between our organization's net operating profits after-tax (NOPAT) and the charge for capital employed, as follows:

         EVA = NET OPERATING PROFIT AFTER TAXES (NOPAT) - CAPITAL CHARGE where,
         CAPITAL CHARGE = COST OF CAPITAL X CAPITAL EMPLOYED IN THE BUSINESS

NOPAT is the profit after subtracting cost of sales, operating expenses, taxes and other adjustments from revenues. Cost of Capital is the required, or minimum, rate of return necessary to compensate all investors for the capital they have invested in the business. Capital represents the investment made by shareholders and lenders in the business (total assets minus current liabilities).



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B. Expected Improvement (EI):

Expected Improvement (EI) represents the annual EVA improvement, or growth, required to provide our investors with a competitive, or cost of capital, return on the market value of their investment. The plan pays a Target Bonus for achieving Expected Improvement, i.e., employees receive their target cash compensation when investors receive their target investment return. The Expected EVA Improvement amounts for Inrange Technologies for 2000 are shown in Appendix A.

C. Target Bonus:

Target Bonus is the bonus earned for achieving EI. A participant's Target Bonus is calculated by multiplying his or her year end salary (as of December 31) by his or her Bonus Class Percent. For example, if year end salary is $75,000 and Bonus Class Percent is 10%, the Target Bonus is $7,500:

              Year End Salary x Bonus Class Percent = Target Bonus

                              75,000 x 10% = $7,500

D. EVA Interval:

The EVA Interval is the amount of EVA improvement, in excess of EI, needed to earn each additional multiple of the target bonus. For example, EVA improvement of one Interval in excess of EI earns a bonus multiple of 2.0, or 1.0 more than target, while EVA improvement of two Intervals in excess of EI earns a bonus multiple of 3.0, or 2.0 more than target. The EVA Interval is also the shortfall in EVA improvement, below EI, that results in a zero bonus. The EVA Interval amounts for all INRANGE business units appear in Appendix A.

E. Bonus Multiple:

The Bonus Multiple is determined by (1) the difference between actual and expected EVA improvement and (2) the EVA Interval:

              BONUS MULTIPLE = (1+[((DELTA)EVA - EI)/EVA INTERVAL])

When the EVA improvement equals EI, the Bonus Multiple is 1.0. When the EVA improvement exceeds EI, the Bonus Multiple is greater than 1.0 and when the EVA improvement falls short of EI, the Bonus multiple is less than 1.0.



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F. Declared Bonus:

The Declared Bonus, which is determined at the end of the Bonus Plan year, is the amount of bonus earned by a participant as a result of EVA performance during the year. There is no limit to how large or small bonuses can be. The Declared Bonus can even be a negative amount as a result of a negative change in Economic Value. The annual Declared Bonus a participant achieves may be stated as:

                 DECLARED BONUS = TARGET BONUS * BONUS MULTIPLE
       DECLARED BONUS = TARGET BONUS* (1+ [(DELTA)EVA - EI)/EVA INTERVAL])

An easy and practical way for a plan participant to determine his or her Declared Bonus is to multiply Target Bonus times the Bonus Multiple.

The Declared Bonus can also be expressed as:

 DECLARED BONUS = TARGET BONUS + A SHARE OF ((DELTA)EVA - EXPECTED IMPROVEMENT)
         DECLARED BONUS = TARGET BONUS + [(TARGET BONUS/EVA INTERVAL) *
                               ((DELTA)EVA - EI)]

The ratio [Target Bonus/EVA Interval] is your share of EVA improvement in excess of EI.

G. Bonus Bank:

The Bonus Bank is an essential component in protecting and building investor value. All Declared Bonus amounts flow through the Bonus Bank, to promote a long term horizon and ensure that only sustainable improvements are rewarded. Thus, the Bonus Bank maintains a cumulative relationship between bonuses paid and EVA improvement over time.

Each participant has his or her own individual Bonus Bank account. If, after the Declared Bonus is determined, the prior year balance plus the Declared Bonus is less than Target Bonus, the entire balance is paid.

When the balance exceeds Target Bonus, the bonus available for payment is equal to Target Bonus plus one-third of any remaining balance. The other two-thirds is deferred and ultimately paid out only if the performance is sustained. If EVA falls by enough, a negative amount is banked. When a negative balance exists, it must be paid off through future EVA improvements before any bonus is paid, maintaining the sharing relationship between cumulative EVA achievement and cumulative bonuses. The Bonus Award flow through the Bonus Bank is depicted below.


      ----------------            ------------                  -----------------
     |                |          |            |                |                 |
     | Declared Bonus |--------->| Bonus Bank |--------------->| Available Bonus |
     |                |          |            |                |                 |
      ----------------            ------------                  -----------------

        Target Bonus            Beginning Balance          Up to Target Bonus plus one
        + a % of EVA                    +                  third of remaining balance
     above or below EI            Declared Bonus       (Depending on Personal Performance)


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IV.  PERSONAL PERFORMANCE

A. Determining Personal Performance Award Amounts

The EVA Incentive Plan award for Personal Performance can be earned only after improving EVA. Thus the Personal Performance Award is based on a "carve out" portion of the Available Bonus. The Personal Performance carve-out for plan participants is 20% of the total annual bonus available to be paid. Thus, of the award payment amount available in any year, 80% is paid BASED ON BUSINESS PERFORMANCE and 20% is paid based on Personal Performance, depicted for a Division President as follows:

 --------------
|   Declared   |------------
|     Bonus    |        20% |     ----------       -------       -----------      --------------      --------
| Consolidated |            |    | Declared |     | Bonus |     | Available |    | 80% Business |    | Bonus  |
 --------------             |--->|  Bonus   |---->| Bank  |---->|   Bonus   |--->| 20% Personal |--->| Award  |
                            |    |          |     |       |     |           |    |              |    | Earned |
 --------------             |     ----------       -------       -----------      --------------      --------
|   Declared   |            |
|     Bonus    |        80% |
|   Division   |------------
 --------------


Any funds remaining from Personal Performance Awards that are not distributed are forfeited.




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B. Measuring Personal Performance

At year end, the immediate supervisor shall evaluate each participant's performance TO DETERMINE WHAT HIS OR HER DISCRETIONARY BONUS PERCENTAGE SHALL BE. The evaluation shall be based on the participant's leadership skills focusing on the INRANGE Leadership Principles, the performance of the individual in carrying out his/her primary functional assignment, and the overall impact, contribution and achievement of the participant.

          Personal Performance                           Amount of Available 20%
           Achievement Rating                                    Earned
          --------------------                           -----------------------

        -  Requires significant improvement.                    up to 5%
        -  Inconsistent; occasional good performance,
            sometimes falls short.                              up to 10%
        -  Good commitment and good, consistent
            results.  On par performance.                       up to 15%
        -  High achiever; recognized by others as
            having high impact and strong leadership
            skills.                                             up to 20%

C. Bonus Award and Bank Example

The chart below depicts an example participant's EVA Bonus Award and Bank through 3 years. For simplification, Target Bonus is set at $10,000 in all three years.

  -----------------------------------------------------------------------------
                                Inrange Technologies

                            Bonus Award and Bank Example


                                                  1999      2000     2001
                                                 ------   -------  -------

        A. Target Bonus                          10,000    10,000   10,000

        B. Bonus Multiple                          2.50      1.80     1.30
                                                 ------   -------  -------
        C. Declared Bonus               A x B    25,000    18,000   13,000

        D. Beg. Bank Balance                          0    10,000   12,000
                                                 ------   -------  -------
        E. Beg Bank Balance +           C + D    25,000    28,000   25,000
           Declared Bonus

        F. Pay Target Bonus (or             A    10,000    10,000   10,000
           available if less)

        G. 1/3 of Bank Balance      (E - F)/3     5,000     6,000    5,000
                                                 ------   -------  -------
        H. Available Bonus for          F + G    15,000    16,000   15,000
           performance

        I. Company Performance Award      80%    12,000    12,800   12,000

        J. Personal Performance Award     15%     2,250     2,400    2,250
                                                 ------   -------  -------
        K. Award                        I + J    14,250    15,200   14,250

        L. Ending Bank Balance          E - H    10,000    12,000   10,000
  -----------------------------------------------------------------------------



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V.   ADMINISTRATIVE MATTERS

The following guidelines have been established to define how the issues addressed below shall be dealt with under the plan. It is the responsibility of the CEO and the Compensation Committee of the Board of Directors to:

     1.   Interpret the guidelines in their application.
     2.   Establish additional guidelines not specifically addressed below.
     3. Change, amend, or alter any of the guidelines as necessary to achieve the objectives of the plan.

Any decision rendered by the CEO and/or the Compensation Committee regarding any aspect of the plan is final. Except where specifically authorized by the Compensation Committee or the CEO, no one is authorized to act in any manner that is contrary to the plan itself or to these guidelines.

1. TRANSFERS: A Participant who transfers from one business unit to another shall have his or her Bonus Bank transferred to the new unit. If a participant works part of the year in Division A and part of the year in Division B, the participant's Declared Bonus shall be the sum of a pro-rated bonus based on Division A performance and a pro-rated bonus based on Division B performance:

                                Declared Bonus =

             Target Bonus * Div A Bonus Multiple * (Div A Months/12)
                                        +
            Target Bonus * Div B Bonus Multiple * (Div B Months/12)]

     The pro-rated bonuses shall be based on the Divisions' full year Bonus Multiples, participant's Target Bonus for the year, and the time spent in each Division.

2. DEATH: If a participant dies during the year, the participant's Declared Bonus shall be a pro-rated bonus based on the number of months worked during the year:

            Target Bonus * Unit Bonus Multiple * (Months Worked/12)]

     The Bonus Award Earned shall be calculated based on the Declared Bonus, the Beginning Bonus Bank balance and the participant's Personal Performance Achievement Rating as provided in Section V. The Bonus Award Earned and the Ending Bonus Bank Balance, if positive, shall be paid to the participant's designated company life insurance beneficiaries at the normal bonus payment date after the end of the fiscal year.



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3.   RETIREMENT AND DISABILITY: When a participant retires (the participant must be eligible to retire under the applicable pension plan and must have at least 3 years of service with Inrange since the IPO date of September 22,
     2000) or when a participant becomes temporarily or permanently disabled (as determined by the Company), participant's Declared Bonus shall be a pro-rated bonus based on the number of months worked during the year:

             Target Bonus * Unit Bonus Multiple * (Months Worked/12)

     Nothing herein shall be interpreted, however, as amending or otherwise changing the vesting requirement in any other company pension or benefit plans.

     The Bonus Award Earned shall be calculated based on the Declared Bonus, the Beginning Bonus Bank Balance and the participant's Personal Performance Achievement Rating as provided in Section V. The Bonus Award Earned, if positive, shall be paid to the participant at the normal bonus payment date after the end of the fiscal year. When a participant's temporary disability carries over into a subsequent fiscal year, the participant's Declared Bonus for that year shall also be calculated using the formula above.

     If a participant terminates before eligibility for retirement benefits under the applicable pension plan, or retires with eligibility for retirement benefits but before achieving at least 3 years of service with Inrange since the IPO date of September 22, 2000, such termination shall result in forfeiture of both the Bonus Bank and the bonus payment for the year in which the termination occurs.

     For participants who retire or become permanently disabled, the Ending Bonus Bank Balance, if positive, shall be paid to the participant, up to a maximum of 6 times the participant's final annual Target Bonus, at the normal bonus payment date after the end of the fiscal year. For participants who are temporarily disabled, the Ending Bonus Bank Balance remains fully at risk and is not paid out.

     For participants who retire or become permanently disabled, the Ending Bonus Bank Balance in excess of 6 times the participant's annual Target Bonus (the "Excess Bonus Bank Balance") shall be at risk and adjusted at the end of the first and second post-retirement (or post-permanent disability) fiscal years by the addition of a Declared Bonus. The Declared Bonus for the first and second post-retirement (or post-disability) fiscal years shall be equal to:

                    Target Bonus * [Unit Bonus Multiple - 1]

     50% of the Excess Bonus Bank Balance, if positive, shall be paid to the participant at the normal bonus payment time after the end of first post-retirement (or post-permanent disability) fiscal year, and the remainder of the Excess Bonus Bank Balance shall be paid at the normal bonus payment time after the end of the second post-retirement (or post-disability) fiscal year.



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     The example below is based on the following data:

         ---------------------------------------------------------------
          Target Bonus                                          $20,000
          Beginning Bonus Bank                                 $400,000
          Retirement Date                                       July 31
          Unit Bonus Multiple - Retirement Year                    1.45
          Unit Bonus Multiple - 1st Post Retirement Year           2.00
          Unit Bonus Multiple - 2nd Post Retirement Year             .7
         ---------------------------------------------------------------

     The participant's Declared Bonus for his/her retirement year is:

            Target Bonus * Unit Bonus Multiple * (Months Worked/12)]

                        $20,000 * 1.45 * (7/12) = $16,917

     The Declared Bonus increases the Bonus Bank Balance to $416,917, and makes the Available Bonus $152,306. After deducting the Available Bonus, the Ending Bank Balance is $264,611 = $416,917 - $152,306. The Ending Bonus Bank Balance is 13.2 times the participant's target bonus and exceeds 6x target bonus by $144,611. At the normal bonus payment date after the end of the fiscal year, the participant receives his/her Bonus Award Earned ($152,306, assuming the highest Personal Performance Achievement Rating) and the Ending Bonus Bank Balance, up to a maximum of six times target bonus, or $120,000. The total payment is $272,306, and leaves an Excess Bonus Bank Balance of $144,611.

     The Declared Bonus for the first post-retirement year is:

                    Target Bonus * [Unit Bonus Multiple - 1]

                         $20,000 * [2.00 - 1] = $20,000

     This Declared Bonus is added to the Excess Bonus Bank Balance, giving a new Bank Balance of $164,611 (= $144,611 + $20,000). 50% of this Bank Balance, or $82,306, is paid out at the normal bonus payment date following the end of the first post-retirement year, leaving an Excess Bonus Bank Balance of $82,306.

     The Declared Bonus for the second post-retirement year is:

                    Target Bonus * [Unit Bonus Multiple - 1]

                          $20,000 * [0.7 - 1] = -$6,000

     This Declared Bonus is added to the Excess Bonus Bank Balance, giving a new Bank Balance of $76,306 (= $82,306 - $6,000). This Bank Balance is paid out in full at the normal bonus payment date following the end of the first post-retirement year.


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4.   ORGANIZATION RESTRUCTURING: When a participant's position is eliminated and the participant is terminated as a part of a business reorganization or organizational restructuring (as determined by the CEO or the Compensation Committee), participant's Declared Bonus shall be a pro-rated bonus based on the number of months worked during the year:

             Target Bonus * Unit Bonus Multiple * (Months Worked/12)

     The Bonus Award Earned shall be calculated based on the Declared Bonus, the Beginning Bonus Bank balance and the participant's Personal Performance Achievement Rating as provided in Section V. The Bonus Award Earned and the Ending Bonus Bank Balance, if positive, shall be paid to the participant at the normal bonus payment date after the end of the fiscal year.

5. CHANGE FROM UNCAPPED TO CAPPED PLAN: When a participant is moved from the uncapped EVA Executive Incentive Compensation Plan to a capped EVA bonus plan, he/she shall retain his/her bonus bank and receive a Bonus Award Earned each year from the uncapped plan until his/her bonus bank is exhausted, provided he/she remains employed by the Company. For the year in which the participant is moved, participant's Declared Bonus shall be a pro-rated bonus based on the number of months in the uncapped plan:

         Target Bonus * Unit Bonus Multiple * (Uncapped Plan Months/12)

     The Bonus Award Earned shall be calculated based on the Declared Bonus, the Beginning Bonus Bank balance, the participant's last annual Target Bonus in the uncapped plan and the participant's Personal Performance Achievement Rating as provided in Section V. In subsequent years, the Bonus Award Earned shall be calculated based on a Declared Bonus of $0, the Beginning Bonus Bank Balance, the participant's last Target Bonus in the uncapped plan and the participant's Personal Performance Achievement Rating as provided in Section V.

     The following example is for a participant who has a $60,000 bonus bank when he/she leaves the uncapped plan and whose last Target Bonus was $15,000. Year 1 is the participant's first full year in the capped plan.

         ================================================================
                                           Year 1     Year 2     Year 3
         ----------------------------------------------------------------
         Beginning Bonus Bank              $60,000    $30,000    $10,000
         Declared Bonus                         $0         $0         $0
         Target Bonus                      $15,000    $15,000    $15,000
         Available Bonus                   $30,000    $20,000    $10,000
         Personal Performance Rating          Good       Good       Good
         Bonus Award Earned                $28,500    $19,000     $9,500
         Ending Bonus Bank                 $30,000    $10,000         $0
         ================================================================


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     The Available Bonus in each year is equal to the Beginning Bonus Bank, up to the amount of the participant's last Target Bonus in the uncapped plan, plus 1/3 of the Bonus Bank Balance in excess of the Target Bonus. In Year 1 (i.e., the first year in the capped plan), the Available Bonus is $15,000 + 1/3 * ($60,000 - $15,000) = $15,000 + $15,000 = $30,000. The Bonus Award
     Earned is 95% of the Available Bonus each year based on a Personal Performance Achievement Rating of "good".

6. RESIGNATIONS AND TERMINATION: Voluntary termination of employment with INRANGE and termination for any reason other than 1) loss of position due to business reorganization or organizational restructuring, 2) death or 3) a qualified retirement under INRANGE benefit plans shall result in forfeiture of both the Bonus Bank and the bonus payment for the year in which the termination or resignation occurred. Participants who are employed on the last day of the fiscal year, but terminate voluntarily (or for any reason other than those just enumerated) prior to the normal bonus payment date, shall receive any Bonus Award Earned for the fiscal year, but shall forfeit their Ending Bonus Bank.

7. Sale of an INRANGE Business Unit: When one of the business units of the Corporation is sold, participant's Declared Bonus shall be a partial year bonus unless the sale agreement includes an "earn-out" provision. The partial year Declared Bonus (in the absence of an "earn-out" provision) shall be based on a pro-rated Target Bonus, the EVA improvement for the partial year ending on the closing date of the sale, and a pro-rated Expected Improvement:

                     Target Bonus * (Days thru Closing/365)
                                        +
                         [Target Bonus/EVA Interval] *
          [(DELTA)EVA              - (EI * (Days thru Closing/365))]
                     Thru Closing

     The EVA improvement for the partial year ending on the closing date of the sale shall be equal to the EVA for the partial year ending on the closing date minus prior year EVA for the partial year ending at the month end closest to the closing date. The Bonus Award Earned shall be calculated based on the Declared Bonus, the Beginning Bonus Bank balance and the participant's Personal Performance Achievement Rating as provided in
     Section V. The Bonus Award Earned and the Ending Bonus Bank Balance, if positive, shall be paid to the participant at the normal bonus payment date after the end of the fiscal year. If the participant is not actively employed with INRANGE through the closing date of the sale, the participant shall not be entitled to any Bonus Award or Bonus Bank payment.

     If the sale agreement includes an "earn-out" provision, the Company shall have no obligation to pay bonuses based on partial year performance and shall have the right to negotiate with the buyer the payment of bonuses based on full year performance. If the sale agreement includes an "earn-out" provision and bonuses are paid based on full year performance, a participant shall not be entitled to any Bonus Award or Bonus Bank



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     payment unless the participant is actively employed by the buyer at the end of the fiscal year.

8. NON-COMPETITION AND NON-DISCLOSURE: For purposes of this Bonus Plan, if a plan participant leaves the company with rights to future payments from the plan, then until those payments are distributed to the participant, he or she shall not directly or indirectly own, manage, operate, join, control, become employed by or participate in the management, operation or control of, any business which is a competitor, customer, or supplier of Inrange Technologies, or any subsidiary or division thereof without the specific consent of the Corporation; except as a shareholder of a publicly-held competitor, customer or supplier corporation where such ownership does not exceed one percent (1%) of the total shares outstanding.

     Additionally, the participant shall not disclose any confidential information pertaining to the business of the Corporation, including the location and identity of its customers and suppliers, its costs of operation, the pricing of its products and services, its operating practices and its product details without the express written approval of the Corporation.

     The failure of a participant or former participant to comply with the provisions of this Section VI. 6 shall result in forfeiture of any payments that might otherwise be due because of his or her prior participation in the plan.

9. CHANGE-OF-CONTROL: In the event of a change-of-control of Inrange Technologies (defined in Appendix B) the full Bonus Bank shall be paid as of the date the change-of-control occurs. Additionally, the change-of-control date shall be treated as if it were the end of that bonus plan year, EVA performance shall be measured, and the participant shall be paid the higher of that full year's target bonus or the actual earned bonus.

10. NEGATIVE BALANCES: At year-end when the Business Unit's annual EVA Improvement is calculated, each participant's Declared Bonus is then determined. The Declared Bonus, whether a positive or negative amount, flows through each participant's Bonus Bank. A negative Declared Bonus has the effect of reducing the amount of the Beginning Bank Balance. If the Year-ending Bank Balance (the Beginning Bank Balance adjusted by that year's Declared Bonus) is positive, up to Target Bonus plus one third of the balance above Target Bonus is available to be paid out. Residual amounts, including negative Bank Balances, are carried forward to be credited or debited against future Declared Bonus amounts. Negative Bank Balances shall not be held as claims against participants who leave the payroll for any reason.

11. ADMINISTRATION: The Plan shall be administered by the Compensation Committee of the Board of Directors.

12. PLAN CONTINUATION: The Board may at any time amend, suspend, discontinue or terminate the Plan, provided, however, that no amendment shall, without the consent of a participant, alter or impair any award which has been previously declared or granted to a participant.


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13.  NO RIGHT OF ASSIGNMENT: Except as expressly provided herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit.

14. NO GUARANTEE: Nothing in the Plan shall be construed to give any employee of the Company any right to be granted any award other than at the Compensation Committee's sole discretion, to limit the right of the Company to terminate the employment of any participant at any time, or to be evident of any agreement or understanding, express or implied, of a participant's right to continued employment.

                                   APPENDIX B

                    CHANGE OF CONTROL OF INRANGE TECHNOLOGIES


A "Change of Control" shall be deemed to have occurred if:


     (a) Any "Person" (as defined below), excluding for this purpose Inrange Technologies (the Company) or any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity organized, appointed or established for or pursuant to the terms of any such plan which acquires beneficial ownership of common shares of the Company, is or becomes the "Beneficial Owner" (as defined below) of twenty percent (50%) or more of the common shares of the Company then outstanding; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of common shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate beneficial ownership interest of any Person to twenty percent (50%) or more of the common shares of the Company then outstanding, but any subsequent increase in the beneficial ownership interest of such a Person in common shares of the Company shall be deemed a Change of Control; and provided further that if the Board of Directors of the Company determines in good faith that a Person who has become the Beneficial Owner of common shares of the Company representing twenty percent (50%) or more of the common shares of the Company then outstanding has inadvertently reached that level of ownership interest, and if such Person divests as promptly as practicable a sufficient number of shares of the Company so that the Person no longer has a beneficial ownership interest in twenty percent (50%) or more of the common shares of the Company then outstanding, then no Change of Control shall be deemed to have occurred. For purposes of this paragraph (a), the following terms shall have the meanings set forth below:

          (i) "Person" shall mean any individual, firm, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of any such entity.

          (ii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (iii) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (A) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly (determined as provided in Rule 13d-3 under the Exchange
                    Act);

               (B) which such Person or any of such Person's Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than rights under the Company's Rights Agreement dated June 25, 1996 with The Bank of New York, as amended), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (2) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (a) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (b) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (C) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subparagraph (a)(iii)(B)(2), above) or disposing of any securities of the Company.


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                    Notwithstanding anything in this definition of Beneficial
                    Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

          (b) During any period of two (2) consecutive years, individuals who at the beginning of such two-year period constitute the Board of Directors of the Company and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), above, or paragraph (c), below) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or

          (c) Approval by the shareholders of (or if such approval is not required, the consummation of) (i) a plan of complete liquidation of the Company, (ii) an agreement for the sale or disposition of the Company or all or substantially all of the Company's assets,
               (iii) a plan of merger or consolidation of the Company with any other corporation, or (iv) a similar transaction or series of transactions involving the Company (any transaction described in parts (i) through (iv) of this paragraph (c) being referred to as a "Business Combination"), in each case unless after such a Business Combination the shareholders of the Company immediately prior to the Business Combination continue to own at least eighty percent (80%) of the voting securities of the new (or continued) entity immediately after such Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination.

A "Change of Control" shall not include any transaction described in paragraph
(a) or (c), above, where, in connection with such transaction, a participant and/or any party acting in concert with that participant shall substantially increase their, his or its, as the case may be, ownership interest in the Company or a successor to the Company (other than through conversion of prior ownership interests in the Company and/or through equity awards received entirely as compensation for past or future personal services).